Exhibit 99.2

Nerdy Announces Second Quarter 2023 Financial Results

Nerdy completes business model evolution to Learning Memberships, achieves 90% of second quarter revenue from new Consumer subscription and Institutional products.

Company beats second quarter revenue and adjusted EBITDA guidance, raises full year guidance.

St. Louis, August 8, 2023 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the second quarter ended June 30, 2023.

“Our strong start to the year continued into the second quarter. The business model improvements stemming from our new ‘always on’ offerings, combined with the application of AI, drove revenue and adjusted EBITDA outperformance relative to our guidance.” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc. “We are pleased to report that our Consumer business completed its evolution to Learning Membership subscriptions, that Varsity Tutors for Schools drove more than $10 million in bookings in the quarter, and that we were profitable on an adjusted EBITDA basis, which represents more than a 2,500 bps improvement year-over-year.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q2 Shareholder Letter on the Quarterly Results Page.

Financial and Operating Highlights

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Learning Memberships Deliver Strong Results – In the second quarter, Nerdy delivered revenue of $48.8 million, above the top end of our guidance range of $45-47 million, and represented an increase of 16% from $42.2 million during the same period in 2022. Revenue growth was driven by the completion of our evolution towards ‘always on’ recurring revenue products, strong adoption of Learning Memberships, and lifetime value expansion in our Consumer business coupled with the continued scaling of our Institutional business.

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Membership Evolution Complete – We transitioned the Professional audience to Learning Memberships, completing the evolution to Learning Memberships for 100% of new Consumer customers. Revenue recognized in the second quarter from Learning Memberships grew to $35.6 million or 73% of total revenue, up from 60% of total company revenue recognized in the first quarter of 2023. Active Member count of 31.0K as of June 30, 2023 was driven by higher than anticipated levels of new customer additions and retention among Learning Membership customers.

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Institutional Business Continues to Scale – In the second quarter, Varsity Tutors for Schools executed 48 contracts, reflecting our strategy to focus on larger school district contracts, yielding $10.5 million of bookings, an increase of 175% year-over-year. Institutional revenue of $8.4 million increased 43% year-over-year and represented 17% of total revenue in the second quarter.

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Gross Profit Expansion – Gross profit of $34.1 million in the second quarter increased 19% year-over-year. Gross margin of 69.8% for the three months ended June 30, 2023, was approximately 166 bps higher than gross margin of 68.2% during the comparable period in 2022. Gross profit and gross margin increases were driven by growth in our Consumer business as a result of the strong adoption of Learning Memberships, which has led to lifetime value expansion and higher gross margin.

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Positive Non-GAAP Adjusted Net Earnings and Adjusted EBITDA – Net loss was $5.6 million in the second quarter versus net earnings of $15.3 million during the same period in 2022. Excluding non-cash stock compensation expenses and mark-to-market derivative adjustments, adjusted net earnings was $0.4 million for the second quarter of 2023 compared to an adjusted net loss of $11.2 million in the second quarter of 2022. We achieved positive adjusted EBITDA of $1.3 million, a $10.9 million and 2,555 bps improvement year-over-year in the second quarter, beating our guidance range of an adjusted EBITDA loss of $3.0 million to breakeven. This compares to an adjusted EBITDA loss of $9.6 million in the same period one year ago. Adjusted EBITDA outperformance was driven by higher revenues, gross margin expansion, sales and marketing efficiency gains, and continued variable labor productivity improvements stemming from automation efforts and our business model changes that streamline operations.

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Operating Cash Flow and Liquidity – Negative operating cash flow of $4.5 million in the second quarter of 2023 primarily reflects the continued burn down of legacy package deferred revenue, and compared to negative operating cash flow of $19.3 million last year, an improvement of $14.8 million that reflects the substantial improvements from our evolution to Learning Memberships. With no debt and $90.9 million of cash on our balance sheet, we believe we have ample liquidity to fund the business and pursue growth initiatives.

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Raising Full Year Revenue and Adjusted EBITDA Guidance – For the third quarter and full year, we expect year-over-year revenue growth will be driven by the completion of our evolution towards recurring revenue streams in our Consumer business, the corresponding increase in the number of Learning Membership subscribers, and higher Institutional revenues.

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Revenue Guidance: For the third quarter of 2023, we expect revenue in a range of $38-40 million, representing 23% growth at the midpoint vs. our Q3 2022 revenue of $31.8 million. For the full year, we are raising our revenue targets from $193-$200 million to $196-200 million; representing 22% growth at the midpoint vs. our 2022 revenue of $162.7 million. Third quarter revenue guidance reflects the quarterly low point in revenue during the year, which is due to normal seasonality and the resulting lower revenues from Learning Membership, legacy package customers and Varsity Tutors for Schools when K12 schools and universities are on summer break. Full year revenue guidance reflects normal back-to-school seasonality (with the majority of schools in session starting in September) including anticipated higher levels of new customer acquisition and retention coupled with higher Institutional revenues during the academic calendar when K12 schools and universities are in session. Our positive momentum provides us with increased visibility into and confidence in our expectation that we will deliver accelerating sequential year-over-year revenue growth each quarter as we move throughout 2023.

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Adjusted EBITDA Guidance: For the third quarter of 2023, we expect an adjusted EBITDA loss in a range of $8-$10 million. For the full year, we are raising our adjusted EBITDA targets from a loss of $7 million to breakeven, to an adjusted EBITDA loss of $4 million to breakeven. Our adjusted EBITDA guidance for both the third quarter and full year reflects the continuing benefits from our recurring revenue products which focus on long-term relationships with higher value customers, an improving gross margin profile, and further operating efficiencies stemming from the completion of our evolution to recurring revenue business models. Third quarter adjusted EBITDA guidance reflects the impact of lower revenue due to normal summer seasonality and higher variable costs in the third quarter as we ramp into the back-to-school selling season. Consistent with prior guidance we expect a return to positive adjusted EBITDA in the fourth quarter.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call and webcast today, August 8, 2023 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-470-1428. International callers can dial 1-404-975-4839. The Access Code is 943957. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until August 15, 2023 by dialing 1-866-813-9403 from the U.S. or 44-204-525-0658 from all other locations, and entering the Access Code 491834.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across 3,000+ subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group classes, large format group classes, and adaptive self-study. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Forward-looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our expectations with respect to: the guidance with respect to our financial performance; continued improvements in sales and marketing leverage; the growth of our Institutional business; simplifying our operations model while growing our business; and the sufficiency of our cash to fund future operations. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our shift to the Learning Membership model; risks associated with scaling up our Institutional business, risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; risks associated with the terms of our warrants; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2023, as well as other filings that we may make from time to time with the SEC.

Contact

Jason Pello

Investor Relations

investors@nerdy.com